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                                                                     EXHIBIT 15





March 18, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that the August 13, 1995 Quarterly Report on Form 10-Q of General Host Corporation which includes our report dated September 11, 1995 (issued pursuant to the provisions of Statements on Auditing Standards No. 71 and 42), is incorporated by reference in its Registration Statement No. 33-50020 on Form S-8 filed on July 27, 1992. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

Price Waterhouse LLP
Detroit, Michigan